Exhibit 10.1

Conformed Copy

Development and Cross-Licensing Agreement

between

NEC TOKIN Corporation

and

KEMET Electronics Corporation

1.	Definitions		5

	1.1.	“Agreement”	5
	1.2.	“Capacitor”	5
	1.3.	“Collaborative Development”	5
	1.4.	“Development Inventions”	5
	1.5.	“Development Know-How”	5
	1.6.	“Documentation”	5
	1.7.	“Effective Date”	6
	1.8.	“Joint Development Inventions”	6
	1.9.	“Joint Development Know-How”	6
	1.10.	“KEMET Development Inventions”	6
	1.11.	“KEMET Development IPR”	6
	1.12.	“KEMET Development Know-How”	6
	1.13.	“KEMET Tantalum Supply Chain”	6
	1.14.	“Licensed Valve Metal Capacitor Products and Components”	6
	1.15.	“Licensed Technology”	6
	1.16.	“Licensee”	6
	1.17.	“Licensor”	6
	1.18.	“Other Development and Production Rights”	6
	1.19.	“Party” or “Parties”	7
	1.20.	“Patent Rights”	7
	1.21.	“Person”	7
	1.22.	“Prior Agreements”	7
	1.23.	“Relevant KEMET Intellectual Property Rights”	7
	1.24.	“Relevant KEMET Technology”	7
	1.25.	“Relevant TOKIN Intellectual Property Rights”	7
	1.26.	“Relevant TOKIN Technology”	8
	1.27.	“Rights under Copyright”	8
	1.28.	“Subsidiary”	8
	1.29.	“Technical Steering Committee”	8
	1.30.	“Term”	8
	1.31.	“Third Party”	8
	1.32.	“TOKIN Development Inventions”	8
	1.33.	“TOKIN Development IPR”	8
	1.34.	“TOKIN Development Know-How”	8
	1.35.	“Trade Secret Rights”	8
	1.36.	“Valve Metal”	9
	1.37.	“Valve Metal Capacitor Components”	9
	1.38.	“Valve Metal Capacitor Product”	9
	1.39.	“Valve Metal Capacitor Products and Components”	9

2.	Technical Steering Committee		9

	2.1.	Formation of Technical Steering Committee	9
	2.2.	Composition	9
	2.3.	Meetings	10
	2.4.	Decision-Making	10
	2.5.	Functions	10

3.	Delivery of Licensed Technology		10

	3.1.	Initial Delivery	10
	3.2.	Subsequent Deliveries	10
	3.3.	No Disclosure Of Third Party Confidential Information	10
	3.4.	No Breach of Existing Contractual Obligations	10

4.	Supply Chain Access		10

	4.1.	Development of Supply Chain	10
	4.2.	Access	11
	4.3.	No Resale Rights	11
	4.4.	No Obligations	11

5.	Collaborative Development		11

6.	Collaborative Development Contributions by Subsidiaries		11

7.	Ownership Rights Arising from Collaborative Development		11

	7.1.	Ownership of Development Inventions	11
	7.2.	Ownership of Development Know-How	12
	7.3.	Disclosure	12
	7.4.	Developments Outside Field of Valve Metal Capacitor Products and Components	12
	7.5.	Assistance	12

8.	Patent Prosecution and Maintenance		12

	8.1.	Infringement Actions	12
	8.2.	Enforcement Control	13

9.	Grant of Rights		13

	9.1.	Non-Exclusive License to TOKIN	13
	9.2.	Non-Exclusive License to KEMET	13
	9.3.	Contract Manufacturing License	13
	9.4.	No Sublicensing	13
	9.5.	Grant of Rights in Documentation	14
	9.6.	Ownership	14
	9.7.	Exclusion	14
	9.8.	Other Development and Sales	14

10.	Rights of Subsidiaries		14

11.	No Royalties		14

12.	Record-Keeping and Inspections		14

13.	Representations and Warranties		14

	13.1.	Authority	14
	13.2.	Ownership and Rights	15
	13.3.	Non-Infringement	15
	13.4.	Licensed Technology	15
	13.5.	Compliance with Laws	15
	13.6.	Disclaimer of Other Warranties	15

14.	Confidentiality		15

	14.1.	Confidential Information	15
	14.2.	Non-disclosure	15
	14.3.	Exceptions	15
	14.4.	Limited Disclosure	16
	14.5.	Confidential Nature of Agreement	16

15.	Indemnification		16

	15.1.	Indemnity	16
	15.2.	Procedure for Indemnity	16

16.	Limitations On Liability		16

	16.1.	Consequential Damages Waiver	16
	16.2.	Limitation of Liability	16

17.	Effect on Prior Agreements		16

18.	Term		17

19.	Termination		17

	19.1.	Termination for Cause	17
	19.2.	Insolvency	17
	19.3.	Termination Without Prejudice to Other Rights and Remedies	17

20.	Effect of Termination		17

	20.1.	Effect of Termination on Obligations	17
	20.2.	Survival	17

21.	General Provisions		18

	21.1.	Governing Law	18
	21.2.	Export Controls	18
	21.3.	Assignment	18
	21.4.	Force Majeure	18
	21.5.	Severability; Waiver	18
	21.6.	Headings	18
	21.7.	Notice	18
	21.8.	Translation of Agreement	19
	21.9.	Counterparts	19
	21.10.	Entire Agreement	19

DEVELOPMENT AND CROSS-LICENSING AGREEMENT

This DEVELOPMENT AND CROSS-LICENSING AGREEMENT (the “ Agreement”) is made and entered into this 3rd day of May, 2013 (the “Effective Date”), by and between NEC TOKIN Corporation, a Japanese corporation having an office at 8-1, Nishi-Kanda 3-Chome, Chiyoda-ku, Tokyo, Japan 101-8362 (hereinafter called “TOKIN”) and KEMET Electronics Corporation, a corporation having its main office at 2835 KEMET Way Simpsonville, South Carolina 29681, the United States of America (hereinafter called “KEMET’).

Recitals

WHEREAS, TOKIN together with its Subsidiaries is a leading manufacturer of tantalum and aluminum capacitors, EMC devices, Relays, Piezo devices and IC Cards; and

WHEREAS, KEMET together with its Subsidiaries is a leading worldwide developer and manufacturer of tantalum, aluminum, film and ceramic capacitors, among other products;

WHEREAS, KEMET wishes to obtain a non-exclusive license to use and incorporate TOKIN technology in certain defined products, and TOKIN similarly wishes to obtain a non-exclusive license to use and incorporate KEMET technology in certain defined products; and

WHEREAS, KEMET has developed a supply chain for tantalum powder that is designed to provide greater certainty, and other benefits over generally available supplies of tantalum powder, and TOKIN wishes to obtain access to this supply chain;

WHEREAS, each Party is willing to grant such licenses, and KEMET is willing to grant such supply chain access, all on the terms and conditions set out below;

NOW, THEREFORE, for good and sufficient consideration, the parties agree as follows:

Agreement

1.                                      Definitions.

1.1.                            “Agreement”.  The term “Agreement” means this Development and Cross-Licensing Agreement.

1.2.                            “Capacitor”.  The term “Capacitor” means an electrical component that consists of two conductors (an anode and a cathode), separated by a dielectric material.

1.3.                            “Collaborative Development”.  The term “Collaborative Development” shall mean the research and development activities specified in Section 0 (Collaborative Development).

1.4.                            “Development Inventions”.  The term “Development Inventions” has the meaning provided in Section 7.1 (Ownership of Development Inventions).

1.5.                            “Development Know-How”.  The term “Development Know-How” means all Development Intellectual Property Assets other than Development Inventions, whether such Assets (where applicable) are registered or unregistered.

1.6.                            “Documentation”.  The term “Documentation” shall mean development and production documentation, packaging information, quality assurance procedures, or other information that describe the manufacture, development, features, functionality, quality assurance procedures, or performance, of a Value Metal Capacitor or Value Metal Capacitor Component.

1.7.                            “Effective Date”.  The term “Effective Date” has the meaning set out in the introduction to the Recitals.

1.8.                            “Joint Development Inventions”.  The term ““Joint Development Inventions” has the meaning provided in Section 7.1 (Ownership of Development Inventions).

1.9.                            “Joint Development Know-How”.  The term “Joint Development Know-How” has the meaning set out in Section 7.2 (Ownership of Development Know-How).

1.10.                     “KEMET Development Inventions”.  The term “KEMET Development Inventions” has the meaning provided in Section 7.1 (Ownership of Development Inventions).

1.11.                     “KEMET Development IPR”.  The term “KEMET Development IPR” means (i) KEMET’s (or its Subsidiaries’) interests in Joint Development Inventions and Joint Development Know-How; and (ii) KEMET Development Inventions and KEMET Development Know-How.

1.12.                     “KEMET Development Know-How”.  The term “KEMET Development Know-How” has the meaning set out in Section 7.2 (Ownership of Development Know-How).

1.13.                     “KEMET Tantalum Supply Chain”.  The term “KEMET Tantalum Supply Chain” has the meaning provided in Section 4.1 (Development of Supply Chain).

1.14.                     “Licensed Valve Metal Capacitor Products and Components”.  The term “Licensed Valve Metal Capacitor Products and Components” means Valve Metal Capacitor Products and Components (and associated processes) which (i) if KEMET were to manufacture, use, sell, import, practice, or otherwise exploit, would infringe a Relevant TOKIN Intellectual Property Right but for the license granted to KEMET in Section 9 (Grant of Rights); or (b) if TOKIN were to manufacture, use, sell, import, practice, or otherwise exploit, would infringe a Relevant KEMET Intellectual Property Right, but for the license granted to TOKIN in Section 9 (Grant of Rights).

1.15.                     “Licensed Technology”.  The term “Licensed Technology” means (i) the Relevant KEMET Technology; (ii) the Relevant TOKIN Technology; or (iii) both the Relevant KEMET Technology and the Relevant TOKIN Technology, as the context permits.

1.16.                     “Licensee”.  The term “Licensee” means either KEMET or TOKIN, as the case may be.

1.17.                     “Licensor”.  The term “Licensor” means either KEMET or TOKIN, as the case may be.

1.18.                     “Other Development and Production Rights”.  The term “Other Development and Production Rights” means intellectual property rights that relate to or are useful in (a) the development and physical implementation of the Licensed

Technology, or (b) the production of Valve Metal Capacitor Products and Components, other than Patent Rights, Rights under Copyright, and Trade Secret Rights.

1.19.                     “Party” or “Parties”.  The term “Party” or “Parties” means either TOKIN, KEMET, or KEMET and TOKIN, as the context permits.

1.20.                     “Patent Rights”.  The term “Patent Rights”  means patents, design patents, patent applications, divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, utility models, and the like of such patents and patent applications, and foreign counterparts and equivalents thereof; that relate to Valve Metal Capacitor Products and Components.

1.21.                     “Person”.  The term “Person” means any corporation, limited liability company, partnership, private interest foundation, joint venture, trust, association, unincorporated organization, or other entity.

1.22.                     “Prior Agreements”.  The term “Prior Agreements” means (i) the Technical License Agreement dated June 10th 1998 between NEC Corporation and KEMET; (ii) the Intellectual Property Frame Agreement dated October 13th 2011 between TOKIN and KEMET; and (iii) the Intellectual Property License Agreement dated April 11th 2012 between TOKIN and KEMET.

1.23.                     “Relevant KEMET Intellectual Property Rights”.  The term “Relevant KEMET Intellectual Property Rights” means Patent Rights, Rights under Copyright, Trade Secret Rights, and Other Development and Production Rights, that meet each of the following criteria:  the Right (i) relates or is useful with respect to Valve Metal Capacitor Products and Components; (ii) is in existence as of the Effective Date or arises before expiration of the Term; and (iii) is either (a) solely owned by KEMET or its Subsidiaries or (b) is the subject of a Third-Party inbound license to KEMET (or to its Subsidiaries) that does not require KEMET (or its Subsidiaries) to pay royalties other compensation in order for KEMET (or its Subsidiaries) to sublicense such Right to TOKIN or otherwise permit TOKIN to practice such Right.  For the avoidance of doubt, the term “Relevant KEMET Intellectual Property Rights” expressly includes KEMET Development Inventions and KEMET Development Know-How, and expressly excludes KEMET’s (and its Subsidiaries’) trademarks and service marks.

1.24.                     “Relevant KEMET Technology”.  The term “Relevant KEMET Technology” means a technology that meets each of the following criteria:  the technology (i) exists as of the Effective Date or is developed or reduced to practice before expiration of the Term; (ii) is embodied (a) in one or more Valve Metal Capacitor Products and Components, (b) in processes that relate or are useful with respect to one or more Valve Metal Capacitor Products and Components, or (c) in designs, software, reports, test results, Documentation, data, or other tangible embodiments; and (iii) is owned or controlled by KEMET or its Subsidiaries.

1.25.                     “Relevant TOKIN Intellectual Property Rights”.  The term “Relevant TOKIN Intellectual Property Rights” means Patent Rights, Rights under Copyright, Trade Secret Rights, and Other Development and Production Rights, that meet each of the following criteria:  the Right (i) relates or is useful with respect to Valve Metal Capacitor Products and Components; (ii) is in existence as of the Effective Date or arises before expiration of the Term; and (iii) is either (a) solely owned by TOKIN or its Subsidiaries or (b) is the subject of a Third-Party inbound license to TOKIN (or to its Subsidiaries) that does not require TOKIN (or its Subsidiaries) to pay royalties other compensation in order for TOKIN (or its Subsidiaries) to sublicense such Right to KEMET or otherwise permit

KEMET to practice such Right.  For the avoidance of doubt, the term “Relevant TOKIN Intellectual Property Rights” expressly includes TOKIN Development Inventions and TOKIN Development Know-How, and expressly excludes TOKIN’s (and its Subsidiaries’) trademarks and service marks.

1.26.                     “Relevant TOKIN Technology”.  The term “Relevant TOKIN Technology” means a technology that meets each of the following criteria:  the technology (i) exists as of the Effective Date or is developed or reduced to practice before expiration of the Term; (ii) is embodied (a) in one or more Valve Metal Capacitor Products and Components, (b) in processes that relate or are useful with respect to one or more Valve Metal Capacitor Products and Components, or (c) in designs, software, reports, test results, Documentation, data, or other tangible embodiments; and (iii) is owned or controlled by TOKIN or its Subsidiaries.

1.27.                     “Rights under Copyright”.  The term “Rights under Copyright” means all rights protected by copyright law, including (a) rights in registered and unregistered works of authorship; (b) the right to copy, distribute, modify, publicly perform, and publicly display such works; and (c) all applications, registrations, and renewals in connection with such works.

1.28.                     “Subsidiary”.  The term “Subsidiary” means with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities are more than fifty percent (50%) owned, directly or indirectly, by such specified Person; provided, however, that TOKIN shall not be considered a Subsidiary of KEMET for purposes of this Agreement.

1.29.                     “Technical Steering Committee”.  The term “Technical Steering Committee” has the meaning provided in Section 2.1 (Formation of Technical Steering Committee).

1.30.                     “Term”.  The term “Term” shall have the meaning provided in Section 16 (Term).

1.31.                     “Third Party”.  The term “Third Party” means any party other than TOKIN, KEMET, Affiliates of TOKIN, or Affiliates of KEMET.

1.32.                     “TOKIN Development Inventions”.  The term “TOKIN Development Inventions” has the meaning provided in Section 7.1 (Ownership of Development Inventions).

1.33.                     “TOKIN Development IPR”.  The term “TOKIN Development IPR” means (i) TOKIN’s (or its Subsidiaries’) interests in Joint Development Inventions and Joint Development Know-How; and (ii) TOKIN Development Inventions and TOKIN Development Know-How.

1.34.                     “TOKIN Development Know-How”.  The term “TOKIN Development Know-How” has the meaning set out in Section 7.2 (Ownership of Development Know-How).

1.35.                     “Trade Secret Rights”.  The term “Trade Secret Rights” means rights in know-how, technology or information, including know-how, information and technology (a) that derives economic value, actual or potential, from not being generally known to or readily ascertainable by others, and (b) that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  By way of example, the term “Trade Secret Rights” includes, without limitation, (i) rights in ideas, developments, and inventions (whether patentable or unpatentable and whether or not reduced to practice) which are maintained in confidence, and rights in all improvements thereto which are maintained in confidence; and (ii) rights in research and development results; formulas; compositions of matter; prototypes; operational, manufacturing and production processes and techniques; business methods; technical data; documentation; reports, designs, drawings, and specifications; and pricing and cost information.

1.36.                     “Valve Metal”.  The term “Valve Metal” means a metal which, when oxidized, allows current to pass if used as a cathode but opposes the flow of current when used as an anode.  Examples of valve metals include, without limitation, tantalum, aluminum, niobium, titanium, zirconium and tungsten.  The term “Valve Metal’ as used herein also includes compounds and alloys of Valve Metals with other elements.

1.37.                     “Valve Metal Capacitor Components”.  The term “Valve Metal Capacitor Components” means (i) powder, wire, and anodes that relate to, or are useful with respect to, Capacitor Products; (ii) dielectric materials and dielectrics that relate to, or are useful with respect to, Capacitor Products; (iii) cathode materials (including, but not limited to, to conductive polymers, MnO2, graphite [carbon] and metal layers) that relate to, or are useful with respect to, Capacitor Products; and (iv) packaging technologies (including, but not limited to attaching capacitors to a lead frame, encapsulating capacitors in a molding compound or in a circuit board) that relate to, or are useful with respect to, Capacitor Products, (v) aging and burn in technologies (included, but not limited to electrical methods for reducing the leakage current and increasing the reliability) that relate to, or are useful with respect to, Capacitor Products, (vi) electrical testing (including, but not limited to methods of screening electrical components, quality testing, and reliability testing) that relate to, or are useful with respect Capacitor Products, and (vii) final packaging (including, but not limited to forming leads, placing capacitors in carrier type or other packaging, testing capacitors at intermediate steps during the final packaging process) that relate to, or are useful with respect to Capacitor Products.

1.38.                     “Valve Metal Capacitor Product”.  The term “Capacitor Product” means a Capacitor constructed in whole or in part from Valve Metal.

1.39.                     “Valve Metal Capacitor Products and Components”.  The term “Valve Metal Capacitor Products and Components” means (i) Valve Metal Capacitor Products and (ii) Valve Metal Capacitor Components.

2.                                      Technical Steering Committee.

2.1.                            Formation of Technical Steering Committee.  Within thirty (30) days after the Effective Date, the Parties shall establish a technical steering committee (the “Technical Steering Committee” or the “Committee”), as follows:

2.2.                            Composition.  Each Party shall designate its representatives on the Committee.  The Parties shall mutually agree on the appointment of a Committee Chairman and Vice Chairman, with the Chairman representing one Party and the Vice Chairman representing the other Party.  The Committee shall consist of an equal number of representatives of each Party (but no less than two (2)).  Each representative shall be a senior officer and/or manager of a Party, and have relevant and appropriate experience.  Each Party may, at its discretion, invite a reasonable number of non-Committee employees, consultants or scientific advisors to attend a meeting of the

Committee, provided that such invitees are bound by appropriate confidentiality obligations.

2.3.                            Meetings.  As an initial matter, the Committee shall meet no less frequently than quarterly (subject to change per agreement of the Committee) and shall meet at such other times as deemed appropriate by the Committee.  Each Party may change one or more of its representatives to the Committee at any time upon notice to the other Party.  Meetings shall be held, in the Committee’s discretion, (a) via remote means (such as telephone conference calls, or video conferencing) or (b) via face-to-face meetings, with the location of such meetings to alternate between the USA and Japan or at such other place or places as are mutually agreed.

2.4.                            Decision-Making.  The Technical Steering Committee shall operate by consensus, and any dispute that arises that cannot be resolved by the Committee as a whole shall be resolved by the Committee Chairman, provided, however, that the Committee Vice-Chairman can timely appeal the Chairman’s decision to the Parties’ upper management for reconsideration and final resolution.

2.5.                            Functions.  The Committee shall oversee and control the Parties’ Collaborative Development work, such oversight and control to include review, approval, and modification of project plans, resource allocations, developments with respect to Licensed Technology and Valve Metal Capacitor Products and Components, development activities status and delays, and other associated matters within the scope of this Agreement.

3.                                      Delivery of Licensed Technology.

3.1.                            Initial Delivery.  Within a reasonable time from the Effective Date, the Parties shall exchange materials that embody the Licensed Technology and that are in a form good and sufficient for the uses and purposes permitted to each Party under this Agreement.

3.2.                            Subsequent Deliveries.  During the Term, (i) KEMET shall timely deliver to TOKIN materials that embody KEMET Developed IPR and updates to Relevant KEMET Technology; and (ii) TOKIN shall timely deliver to KEMET materials that embody TOKIN Developed IPR and updates to Relevant TOKIN Technology.  A Party shall make disclosures concerning such Developed IPR and updates in accordance with Section 7.3 (Disclosure).

3.3.                            No Disclosure Of Third Party Confidential Information.  For the avoidance of doubt, nothing in this Agreement obligates a Party to disclose information or technology that constitutes confidential information of Third Party.  Neither Party shall disclose information to the other in breach of confidentiality obligations such Party might owe to Third Parties.

3.4.                            No Breach of Existing Contractual Obligations.  For the avoidance of doubt, nothing in this Agreement shall be construed as requiring a Party to breach an obligation to a Third Party set forth in a contract in existence as of the date of this Agreement.

4.                                      Supply Chain Access.

4.1.                            Development of Supply Chain.  KEMET has developed, at considerable expense and commitment of resources, a supply chain for tantalum powder, and this supply chain is designed to function as a closed-pipe, conflict-free, vertically integrated supply chain for such tantalum powder, from raw ore to finished powder and wire (the “KEMET Tantalum Supply Chain”).

4.2.                            Access.  TOKIN recognizes the value of the KEMET Tantalum Supply Chain, and seeks access to this Supply Chain.  In further consideration of the rights provided by TOKIN under this Agreement, KEMET hereby agrees during the Term to employ commercially reasonable efforts to maintain the KEMET Tantalum Supply Chain and to provide TOKIN access to the KEMET Tantalum Supply Chain, on commercial terms designed to provide TOKIN benefits from such Supply Chain that are reasonably equivalent to the benefits the Supply Chain provides KEMET; subject to the restrictions set out in Section 4.3 (No Resale Rights).

4.3.                            No Resale Rights.  TOKIN shall employ tantalum powder, wire, and anodes obtained through the KEMET Tantalum Supply Chain solely for its own internal uses and manufacturing.  TOKIN shall not resell to third parties such tantalum powder, in whatever form TOKIN receives such powder from KEMET (whether in powder form, wire form, or other delivered form), and TOKIN shall sell such tantalum powder only as embodied in a finished product manufactured by TOKIN (or by a contract manufacturer to TOKIN).

4.4.                            No Obligations.  Notwithstanding the foregoing, TOKIN shall have no obligation to obtain tantalum powder from the KEMET Tantalum Supply Chain and KEMET shall have no obligation to supply tantalum powder from the KEMET Tantalum Supply Chain.  The Parties shall be free to make alternative commercial arrangements for TOKIN’s tantalum powder supply requirements that are designed to provide equivalent benefits to TOKIN as the KEMET Tantalum Supply Chain.

5.                                      Collaborative Development.  Subject to the terms and conditions of this Agreement, the Parties shall use commercially reasonable efforts to conduct collaborative research and development activities with respect to Valve Metal Capacitor Product and Components (“Collaborative Development”).  As directed by the Technical Steering Committee, Collaborative Development shall include, but not be limited to design, development, formulation, testing, quality assurance, reliability, performance standards, production, manufacturing, and packaging of Valve Metal Capacitor Products and Components.

6.                                      Collaborative Development Contributions by Subsidiaries.  To the extent a Subsidiary of a Party provides services, deliverables, or other contributions to Collaborative Development (each a “Subsidiary Contribution”), such Party shall obtain from this Subsidiary an assignment of rights and ownership (including intellectual property rights) in such Subsidiary Contribution to ensure that all Subsidiary Contributions (and associated intellectual property rights) are governed by this Agreement including, without limitation, by Section 7 (Ownership Rights arising from Collaborative Development) and Section 9 (Grant of Rights).

7.                                      Ownership Rights Arising from Collaborative Development.

7.1.                            Ownership of Development Inventions.  Ownership of all patentable subject matter that results from Collaborative Development efforts (each a “Development Invention”) will be assigned as follows:  subject to Section 9 (Grant of Rights), (i) ownership of a Development Invention that is solely conceived and reduced to practice by KEMET will be assigned solely to KEMET (“KEMET Development Inventions”); (ii) ownership of a Development Invention that is solely conceived and reduced to practice by TOKIN will be assigned solely to TOKIN (“TOKIN Development Inventions”); and (iii) ownership of a Development Invention that is jointly conceived or reduced to practice by

TOKIN and KEMET will be assigned jointly to the Parties (“Joint Development Inventions”).

7.2.                            Ownership of Development Know-How.  Subject to Section 9 (Grant of Rights), technology that embodies Trade Secret Rights or Rights under Copyright (i) that is solely authored or created by TOKIN will be solely owned by TOKIN (“TOKIN Development Know-How”); (ii) that is solely authored or created by KEMET will be solely owned by KEMET (“KEMET Development Know-How”); and (iii) that is jointly authored or created by TOKIN and KEMET will be jointly owned by the Parties (“Joint Development Know-How”).

7.3.                            Disclosure.  Each Party will timely disclose to the other Party information concerning the disclosing Party’s Development IPR, in sufficient detail to allow the receiving Party to evaluate and use such IPR for permitted purposes under this Agreement.

7.4.                            Developments Outside Field of Valve Metal Capacitor Products and Components.  The Parties recognize that Collaborative Development activities might result in developments that have application outside the field of Valve Metal Capacitor Products and Components (“Outside-Field Uses”).

7.4.1.                              Consent Required for Outside-Field Uses for Joint Developments.  Neither Party shall have the right to use, practice, or exploit a Joint Development Invention or Joint Development Know-How with respect to Outside-Field Uses without the express consent of the other, such consent not to be unreasonably withheld or delayed.

7.4.2.                              Freedom to Exploit Solely Developed Technology for Outside-Field Uses.  For the avoidance of doubt, (i) KEMET shall be entitled to use, improve, and exploit KEMET Development Know-How and KEMET Development Inventions for Outside-Field Uses without restriction from, payment obligation to, or other obligation to TOKIN; and (ii) TOKIN shall be entitled to use, improve, and exploit TOKIN Development Know-How and TOKIN Development Inventions for Outside-Field Uses without restriction from, payment obligation to, or other obligation to KEMET.

7.5.                            Assistance.  Upon request, each Party will execute such documents and provide such assistance as the other Party may reasonably request (at the requesting Party’s expense, upon submission of supporting documentation) to secure and memorialize the ownership rights set out in this Section (Ownership Rights Arising from Collaborative Development).

8.                                      Patent Prosecution and Maintenance.  The Parties agree to cause patent applications to be filed and prosecuted on any material Joint Development Invention, with materiality determined by the Technical Steering Committee.  For each Joint Development Invention patent application, the Technical Steering Committee shall determine the jurisdictions and priorities of filing, in accordance with the patent laws applicable to each inventor of the Joint Development Invention.  The Parties shall each be responsible for one-half the costs of filing, prosecuting, and maintaining Patent Rights with respect to such Joint Development Inventions

8.1.                            Infringement Actions.  As between the Parties, KEMET shall be entitled to assert and control infringement actions against Third Parties concerning Joint Development Inventions that arise in the United States, and TOKIN shall be entitled to assert and control infringement actions against Third Parties concerning Joint Development Inventions that arise in Japan.  The Technical Steering Committee shall determine which Party shall enforce rights in Joint Development Inventions in other jurisdictions; provided, however, that the selected Party shall be entitled to decline to accept such enforcement right.

8.2.                            Enforcement Control.  The Party asserting the enforcement right shall be responsible for all costs, attorney’s fees, and expenses associated with the enforcement actions, and the other Party shall reasonably cooperate in such actions, at the asserting Party’s request and reasonable expense (upon submission of supporting documentation).  The asserting Party shall be entitled to retain all recoveries, damages, and other monetary results of any such enforcement action.

9.                                      Grant of Rights.

9.1.                            Non-Exclusive License to TOKIN.  In consideration of TOKIN’s grant of rights to KEMET under Section 9.2 (Non-Exclusive License to KEMET), and subject to the terms and conditions of this Agreement, KEMET hereby grants to TOKIN, under Relevant KEMET Intellectual Property Rights, a non-exclusive, worldwide, perpetual, paid-up, royalty-free license (a) to copy, use, modify, and practice Relevant KEMET Technology solely for purposes of developing Licensed Valve Metal Capacitor Products and Components (and for no other purpose); and (b) to make, have made, use, sell, offer to sell, import, and otherwise exploit Licensed Valve Metal Capacitor Products and Components.

9.2.                            Non-Exclusive License to KEMET.  In consideration of TOKIN’s grant of rights to KEMET under Section 9.1 (Non-Exclusive License to TOKIN), and subject to the terms and conditions of this Agreement, TOKIN hereby grants to KEMET, under Relevant TOKIN Intellectual Property Rights, a non-exclusive, worldwide, perpetual, paid-up, royalty-free license (a) to copy, use, modify, and practice Relevant TOKIN Technology solely for purposes of developing Licensed Valve Metal Capacitor Products and Components (and for no other purpose); and (b) to make, have made, use, sell, offer to sell, import, and otherwise exploit Licensed Valve Metal Capacitor Products and Components.

9.3.                            Contract Manufacturing License.  KEMET hereby grants to TOKIN permission to engage a contract manufacturer to manufacture Licensed Valve Metal Capacitor Products and Components on TOKIN’S behalf; provided such contract manufacturer sells and transfers all such Licensed Valve Metal Capacitor Products and Components solely to TOKIN (or its Affiliates), and to no other person or entity. TOKIN similarly hereby grants to KEMET permission to engage a contract manufacturer to manufacture Licensed Valve Metal Capacitor Products and Components on KEMET’S behalf; provided such contract manufacturer sells and transfers all such Licensed Valve Metal Capacitor Products and Components solely to KEMET (or its Affiliates), and to no other person or entity.

9.4.                            No Sublicensing.  Other than rights to sublicense to Subsidiaries, as set out in Section 10 (Rights of Subsidiaries), a Party shall not be entitled to sublicense its rights under this Agreement, and this prohibition includes a prohibition on sublicensing rights under this Section 9 (Grant of Rights).  It is agreed and understood that the contract manufacturing license set out in Section 9.3 (Contract Manufacturing License) represents the exercise of a Party’s limited “have made” rights under Sections 9.1 (Non-Exclusive License to TOKIN) or 9.2 (Non-Exclusive License to KEMET), and does not constitute a permission to sublicense.

9.5.                            Grant of Rights in Documentation.  Subject to the terms and conditions of this Agreement, each Party grants to the other a non-exclusive, irrevocable, royalty-free, worldwide license to copy, use, modify and distribute, but solely for internal business purposes and solely in connection with Licensed Valve Metal Capacitor Products and Components.

9.6.                            Ownership.  Except for those rights expressly granted in this Agreement, (a) TOKIN retains all right, title, and interest in and to all TOKIN intellectual property rights, including Relevant TOKIN Intellectual Property Rights; and (b) KEMET retains all right, title, and interest in and to all KEMET intellectual property rights, including Relevant KEMET Intellectual Property Rights.

9.7.                            Exclusion.  For the avoidance of doubt, Intellectual property rights not expressly included in the grants set out in this Section 9 (Grant of Rights) are excluded from this Agreement and, for example, the Parties expressly intend to exclude trademark rights from this Agreement.  Attached hereto as Schedule 9.7(a) includes all KEMET Patent Rights (which term includes both patents and patent applications) that are jointly owned by Third Parties and therefore excluded from the grants set out in this Section 9.  Attached hereto as Schedule 9.7(b) includes all TOKIN Patent Rights (which term includes both patents and patent applications) that are jointly owned by Third Parties and therefore excluded from the grants set out in this Section 9.

9.8.                            Other Development and Sales.  It is understood and agreed that each Party shall be free and without restriction to develop, market, license, and sell products and technology as it may see fit (including products and technology that may, or may not compete with the Licensed Technology or the Licensed Valve Metal Capacitor Products and Components), provided that such Party fully complies with its obligations to the other Party concerning Confidential Information under Section 14 (Confidentiality).

10.                               Rights of Subsidiaries.  It is agreed and understood that a Party as Licensee under Section 9 (Grant of Rights) shall be entitled to sublicense to its Subsidiaries the rights it has been granted under Section 9 (Grant of Rights); provided such Party causes its Subsidiaries to comply with all applicable provisions of this Agreement (including but not limited to those restrictions set out in Section 9 (Grant of Rights), and Section 13 (Confidentiality)).  A Party sublicensing its rights to a Subsidiary shall be, and remain, responsible and accountable for its Subsidiaries’ compliance with this Agreement.

11.                               No Royalties.  The Parties hereby agree that their mutual rights and obligations under this Agreement constitute all requisite consideration for this Agreement.  Neither Party shall owe royalties or other compensation to the other for such Party’s exercise of those rights with respect to Licensed Valve Metal Capacitor Products and Components that are specified in Section 9 (Grant of Rights).

12.                               Record-Keeping and Inspections.  Each Party agrees to maintain such books and records concerning the Licensed Valve Metal Capacitor Products and Components manufactured or sold by it as the other Party shall reasonably request, and shall permit such books and records to be examined upon reasonable advance written notice during the Term by authorized representatives of the other Party, during usual business hours, for purposes of determining compliance with this Agreement.

13.                               Representations and Warranties.

13.1.                     Authority.  Each Party represents and warrants that it has the full right and authority to enter into this Agreement, and that, to the best of its knowledge, there are no prior agreements, commitments or other obstacles which could prevent it from carrying out all of its obligations hereunder.

13.2.                     Ownership and Rights.  Each Party represents and warrants either (a) that it is the owner of the entire right, title and interest in and to its Licensed Technology, or (b) that it holds rights to such Licensed Technology that are good and sufficient to meet its obligations under this Agreement.

13.3.                     Non-Infringement.  Each Party represents and warrants that, as of the Effective Date and during the Term, its Licensed Technology does not and shall not infringe a Third Party’s (a) Patent Rights, (b) Rights under Copyright, (c) Trade Secret Rights, or (d) Other Development and Production Rights.

13.4.                     Licensed Technology.  Each Party represents and warrants that there is no claim, pending or threatened, of infringement, interference or invalidity regarding any part or all of its Licensed Technology and their use as contemplated in this Agreement, and it has no present knowledge from which it can be inferred that its Licensed Technology is invalid.

13.5.                     Compliance with Laws.  Each Party represents and warrants that it shall comply at its own expense with all applicable laws, rules and regulations of governmental bodies and agencies, including all laws, rules and regulations affecting or governing exports, in its performance under this Agreement.

13.6.                     Disclaimer of Other Warranties.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 13 (Representations and Warranties), NEITHER PARTY MAKES ANY OTHER WARRANTIES (AND EXPRESSLY DISCLAIMS ANY AND ALL SUCH WARRANTIES), WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

14.                               Confidentiality.  Confidential or sensitive information one Party (the “Disclosing Party”) provides to the other Party (the “Receiving Party”) under this Agreement shall be governed as follows.

14.1.                     Confidential Information.  Confidential Information under this Agreement shall consist of all non-public information and non-public know-how disclosed pursuant to this Agreement, whether oral or in writing (a) that is designated as “Confidential” or “Proprietary” by the Disclosing Party at the time of disclosure or within a reasonable period thereafter; (b) that concerns the customers, finances, methods, research, processes or procedures of the Disclosing Party; (c) that comprises the Licensed Technology; or (d) that by the nature of the circumstances surrounding disclosure, should in good faith be treated as confidential (collectively, “Confidential Information”).

14.2.                     Non-disclosure.  A Receiving Party will retain the Disclosing Party’s Confidential Information in strict confidence, and shall not use such Information except for purposes permitted under this Agreement.  A Receiving Party shall be entitled to disclose Confidential Information of the Disclosing Party on a need to know basis to its employees, provided such employees are bound by non-disclosure obligations no less protective than those set out in this Agreement.

14.3.                     Exceptions.  The Parties’ obligations with respect to Confidential Information under this Agreement will not apply to Confidential Information which the Receiving Party can demonstrate: (i) is or becomes a matter of public knowledge through no fault of the Receiving Party; (ii) was or becomes available to the Receiving Party on a non-confidential basis from a third Party, provided that such third Party is not bound by an obligation of confidentiality to the Disclosing Party with respect to such Confidential Information; (iii) was independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information; or (iv) is required to be disclosed by law, provided that the Disclosing Party is promptly notified by the Receiving Party in order to provide the Disclosing Party an opportunity to seek a protective order or other relief.

14.4.                     Limited Disclosure.  Notwithstanding the foregoing, subject to review and comment by non-disclosing Party, one Party shall be entitled to disclose the Confidential Information of the other Party, but only to the extent such disclosure is required for the manufacture of the Licensed Valve Metal Capacitor Products and Components, in accordance with Section 9.3 (Contract Manufacturing License).

14.5.                     Confidential Nature of Agreement.  The terms of this Agreement are considered “Confidential Information” under this Section 14 (Confidentiality).

15.                               Indemnification.

15.1.                     Indemnity.  Each Party (the “Indemnifying Party”) shall indemnify and defend the other (the “Indemnified Party”) against any third party claim, action, suit or proceeding arising out of any breach of that Party’s obligations set out in Section 13 (Representations and Warranties) and Section 14 (Confidentiality).  Subject to Section 15.2 (Procedure for Indemnity), the Indemnifying Party shall indemnify the Indemnified Party for all losses, damages, liabilities and all reasonable expenses and costs incurred by the Indemnified Party in any such claim, action, suit or proceeding (each a “Claim”).

15.2.                     Procedure for Indemnity.  The Indemnifying Party’s obligations are conditioned upon the Indemnified Party: (a) giving the Indemnifying Party prompt written notice of any Claim for which the Indemnified Party is seeking indemnity; (b) granting control of the defense and settlement to the Indemnifying Party; and (c) reasonably cooperating with the Indemnifying Party at the Indemnifying Party’s expense.  An Indemnified Party is entitled to participate in any defense at its own expense with counsel of its own choosing.

16.                               Limitations On Liability.

16.1.                     Consequential Damages Waiver.  EXCEPT FOR A CLAIM FOR INDEMNIFICATION MADE PURSUANT TO SECTION 15 (Indemnification), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR OTHER ECONOMIC LOSS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

16.2.                     Limitation of Liability.  EXCEPT FOR A CLAIM FOR INDEMNIFICATION MADE PURSUANT TO SECTION15 (Indemnification), IN NO EVENT WILL THE LIABILITY OF EITHER PARTY, IN THE AGGREGATE, EXCEED THE TOTAL AMOUNT OF PAYMENTS PAID TO OR DUE TO LICENSOR UNDER THIS AGREEMENT.

17.                               Effect on Prior Agreements.  The Parties acknowledge that they have acted under mutual agreements prior to this Agreement (“Prior Agreements”).  In consideration of the mutual rights and obligations set out in this Agreement, each Party hereby agrees (i) that this Agreement supersedes all Prior Agreements; and (ii) that all provisions of, and all rights and obligations under, the Prior Agreements including, without limitation, provisions regarding the payment of royalties, are of no further force or effect; provided, however that this Section 17 (Effect on Prior Agreements) shall not affect those provisions of the Prior Agreements that expressly survive termination (other than any royalty provisions, which shall in no circumstance survive), and such provisions shall survive and continue in force in accordance with the respective Prior Agreement.

18.                               Term.  Unless terminated in accordance with Section 17 (Termination) this Agreement shall commence as of the Effective Date and continue for a period (the “Term”) which shall terminate upon the date of termination of the March 12, 2012 Stockholders’ Agreement among KEMET, TOKIN and NEC Corporation.

19.                               Termination.

19.1.                     Termination for Cause.  In the event that either of the Parties is in material breach of any obligation under this Agreement, the non-breaching Party may terminate this Agreement for cause upon written notice after first:  (i) providing the other Party with written notice of the breach (a “Notice of Breach”) and (ii) providing thereafter a thirty (30) day opportunity to cure beginning on the date of receipt by the alleged breaching Party of the Notice of Breach.

19.2.                     Insolvency.  In the event a Party shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it that is not dismissed within sixty (60) days, the other Party shall have the right to terminate this Agreement immediately upon providing written notice of such termination.

19.3.                     Termination Without Prejudice to Other Rights and Remedies.  Termination of this Agreement will be without prejudice to the terminating Party’s other rights and remedies pursuant to this Agreement.

20.                               Effect of Termination.

20.1.                     Effect of Termination on Obligations.  Upon termination or expiration of this Agreement, a Party and its Affiliates shall be entitled to continue to exercise all rights with respect to Licensed Valve Metal Capacitor Products and Components granted in Section 9 (Grant of Rights).  The term “After-Acquired IPR” means an intellectual property right developed, licensed, or acquired by a Party after termination or expiration of this Agreement.  For the avoidance of doubt, one Party shall hold no rights or interests whatsoever in After-Acquired IPR of the other Party.

20.2.                     Survival.  All provisions that, by their nature should survive termination or expiration of this Agreement, shall survive such termination or expiration, including, by way of clarifying examples, the following Sections:

Section 7.1 (Ownership of Development Inventions)

Section 7.2 (Ownership of Development Know-How)

Section 7.4 (Developments Outside Field of Valve Metal Capacitor Products and Components)

Section 9 (Grant of Rights)

Section 10 (Rights of Subsidiaries)

Section 14 (Confidentiality)

Section 16 (Limitations on Liability)

Section 17 (Effect of Termination on Obligations)

21.                               General Provisions.

21.1.                     Governing Law.  This Agreement will be governed and construed in accordance with the laws of the State of New York.  All disputes, controversies, or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or the breach thereof, shall be finally settled by arbitration pursuant to the Japan-American Trade Arbitration Agreement of September 16, 1952, by which each party hereto is bound.

21.2.                     Export Controls.  In the event that the Licensed Valve Metal Capacitor Products and Components are subject to export control limitations, the Party selling such Licensed Valve Metal Capacitor Products and Components shall be responsible for associated compliance with such export controls.

21.3.                     Assignment.  A Party shall not assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement (an “assignment”), without the other Party’s prior written consent, which consent shall not be unreasonably withheld or delayed.  For purposes of this Section 19.4 (Assignment), an “assignment” shall be deemed to include the following: (a) the acquisition of more than fifty percent (50%) of any class of the Licensee’s voting stock (or any class of non-voting security convertible into voting stock) by a Third Party (whether in a single transaction or series of related transactions) resulting in an effective change of control of Licensee; or (b) the sale of more than fifty percent (50%) of Licensee’s assets (whether in a single transaction or series of related transactions).  Any attempted assignment in contravention of this 19.4 (Assignment) shall be void and ineffective

21.4.                     Force Majeure.  Neither Party shall be liable for any delay in performing its obligations under this Agreement, if such delay is caused by circumstances beyond the Party’s reasonable control, including without limitation, any acts of God, war, terrorism, floods, windstorm, labor disputes, changes in laws or regulations, or delay of essential materials or services.  The Party not affected by the force majeure shall have the right to terminate this Agreement without penalty if the Party affected by the force majeure event is unable to resume full performance within sixty (60) days of occurrence of the event.

21.5.                     Severability; Waiver.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The Parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.  The waiver by either Party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

21.6.                     Headings.  Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section or in any way affect this Agreement.

21.7.                     Notice.  Any notices required or permitted hereunder shall be given to the appropriate Party at the address specified below or at such other address as the Party shall specify in writing.  Such notice shall be deemed given: (a) upon personal delivery; (b) if sent by facsimile or email, upon confirmation of receipt; or (c) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing.

To KEMET:	To TOKIN:
KEMET Electronics Corporation	NEC TOKIN Corporation
101 N.E. 3rd. Ave., Ste. 1700 Fort Lauderdale, FL 33301 USA Phone - +1-954-766-2817 Fax - +1-866-552-2817 Email — jamieassaf@kemet.com	560, Nyuzen, Nyuzen-machi, Shimoniikawa-gun, Toyama 939-0626, Japan Phone: +81-765-72-5941 Fax: +81-765-72-5796
Attn: General Counsel	Email: m-yamane@yk.jp.nec.com

21.8.                     Translation of Agreement.  This English-language version of this Agreement will govern and control any translations of this Agreement into any other language.

21.9.                     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

21.10.              Entire Agreement.  This Agreement, including the exhibits attached hereto, sets forth the entire understanding and agreement of the parties and supersedes any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement. It may be changed only by a writing signed by both parties. Neither Party is relying upon any warranties, representations, assurances or inducements not expressly set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

KEMET Electronics Corporation		NEC TOKIN Corporation

By:	/s/ Per-Olof Loof	By:	/s/ Shigenori Oyama

Name:	Per-Olof Loof	Name:	Shigenori Oyama

Title:	CEO	Title:	President